Exhibit 21.1

DIRECT AND INDIRECT SUBSIDIARIES OF THE SCOTTS MIRACLE-GRO COMPANY

Directly owned subsidiaries, as of December 28, 2016, are located at the left margin, each subsidiary tier thereunder is indented. Subsidiaries are listed under the names of their respective parent entities. Unless otherwise noted, the subsidiaries are wholly-owned.

NAME	JURISDICTION OF FORMATION
GenSource, Inc.	Ohio
Gutwein & Co., Inc.	Indiana
OMS Investments, Inc.	Delaware
Scotts Temecula Operations, LLC	Delaware
Sanford Scientific, Inc.	New York
Scotts Global Investments, Inc.	Delaware
Scotts Global Services, Inc.	Ohio
Scotts Luxembourg SARL	Luxembourg
Scotts Manufacturing Company	Delaware
Miracle-Gro Lawn Products, Inc.	New York
Scotts Products Co.	Ohio
Scotts Servicios, S.A. de C.V.[1]	Mexico
Scotts Professional Products Co.	Ohio
Scotts Servicios, S.A. de C.V.[1]	Mexico
SLS Holdings, Inc.	Delaware
Outdoor Home Services Holdings LLC[2]	Delaware
SMG Growing Media, Inc.	Ohio
AeroGrow International, Inc.[3]	Nevada
Hyponex Corporation	Delaware
Rod McLellan Company	California
The Hawthorne Gardening Company	Delaware
Hawthorne Canada Limited	Canada
Hawthorne Hydroponics LLC	Delaware
American Agritech, L.L.C.	Arizona
Hawthorne Holdings B.V.	Netherlands
Hawthorne Gardening B.V.	Netherlands
Gavita Partners B.V.[4]	Netherlands
Gavita International B.V.	Netherlands
Gavita Holdings B.V.	Netherlands
Gavita Holland B.V.	Netherlands
Gavita Nederland B.V.	Netherlands
Gavita Holland 2 B.V.	Netherlands
Gavita Worldwide B.V.	Netherlands
Gavita Nederland 2 B.V.	Netherlands
Gavita Canada Inc.	Canada
Gavita AS	Norway

[1]	Scotts Professional Products Co. owns 50% and Scotts Products Co. owns 50%.
[2]	SLS Holdings, Inc.’s ownership is 29.9%.
[3]	SMG Growing Media, Inc.’s ownership is 81.3%.
[4]	Hawthorne Gardening B.V.’s ownership is 95%.

HGCI, Inc.	Nevada
SMGM LLC	Ohio
Scotts-Sierra Investments LLC	Delaware
ASEF B.V.	Netherlands
Scotts Asia, Limited	Hong Kong
Scotts Australia Pty Limited	Australia
Scotts Gardening Fertilizer (Wuhan) Co., Ltd.	China
Scotts Benelux BVBA[5]	Belgium
Scotts Canada Ltd.	Canada
Laketon Peat Moss Inc.[6]	Canada
Scotts Czech s.r.o.	Czech Republic
Scotts de Mexico SA de CV7	Mexico
Scotts France Holdings SARL	France
Scotts France SAS	France
Scotts Celaflor GmbH	Germany
Scotts Celaflor HGmbH	Austria
Scotts Holdings Limited	United Kingdom
Levington Group Limited	United Kingdom
The Scotts Company (UK) Limited	United Kingdom
The Scotts Company (Manufacturing) Limited	United Kingdom
Humax Horticulture Limited	United Kingdom
O M Scott International Investments Limited	United Kingdom
Scotts Poland Sp.z.o.o.	Poland
Teak 2, Ltd.	Delaware
Swiss Farms Products, Inc.	Delaware
The Scotts Company LLC	Ohio
The Scotts Miracle-Gro Foundation	Ohio

[5]	OMS Investments, Inc. owns 0.1% and Scotts-Sierra Investments LLC owns the remaining 99.9%.
[6]	Scotts Canada Ltd.’s ownership is 50.0%.
[7]	The Scotts Company LLC owns 0.5% and Scotts-Sierra Investments LLC owns the remaining 99.5%.